UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

______________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2004

MIM Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is filed with this Report:

Exhibit	Description of Exhibit

99.1	Press Release issued by MIM Corporation on August 9, 2004

Item 12. Results of Operations and Financial Condition.

The press release dated August 9, 2004 identified in Exhibit 99.1, and which announces earnings for our second quarter, includes “non-GAAP financial measures” as defined by SEC rules.

The Reconciliation Table presented in our second quarter 2004 press release demonstrates the differences between the non-GAAP financial measures and the most directly comparable GAAP financial measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. We believe that the non-GAAP financial measures presented provide important insight into our ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. For that reason, we believe that investors may find it useful to see the financial results without the effects of the lost TennCare PBM and Synagis business so that they may evaluate the Company's business comparatively while giving consistent effect to material occurrences.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 9, 2004	MIM CORPORATION

	By:	\s\ James S. Lusk
James S. Lusk, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by MIM Corporation on August 9, 2004